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                           SHEA & GARNER LETTERHEAD


                              February 24, 1997

American Odyssey Funds, Inc.
Two Tower Center
East Brunswick, New Jersey 08816

                        Re:  Registration No. 33-87536
                             -------------------------

Ladies and Gentlemen:

        We have served as counsel to American Odyssey Funds Management, Inc. in connection with the registration with the Securities and Exchange Commission of an indefinite number of securities issued by American Odyssey Funds, Inc. (the "Fund") pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended. The Fund is preparing to file a Form 24F-2 with the Commission pursuant to which the registration of all securities issued during the year ended December 31, 1996 is made definite. In addition to the securities identified under Item 9 of the Form, the Fund also issued securities to unmanaged separate accounts offering interests in those accounts that are registered under the Securities Act of 1933 and on which a registration fee has been or will be paid. Shares sold to such separate accounts are excluded from
Item 9 based on the Commission's position referenced in Instruction B.5. to the Form.

        Based on our examination of the relevant documents contained in the Fund's registration statement, and in reliance upon certain exhibits to that registration statement, and assuming that the securities were issued in accordance with the terms described in that registration statement, that the Fund received payment for the securities, and that any appropriate action was taken to qualify the sale of the securities under applicable state laws, we are of the opinion that the securities are valid, legal and binding obligations of the Fund in accordance with their terms and are nonassessable.

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American Odyssey Funds, Inc.
February 24, 1997
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        We consent to the filing of this opinion, in connection with Form
24F-2, with the Securities and Exchange Commission.

                                        Yours truly,

                                        SHEA & GARNER


                                        By:  /s/  CHRISTOPHER E. PALMER
                                             ------------------------------
                                                  Christopher E. Palmer



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